UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2010

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 1, 2010, PepsiCo, Inc. (“PepsiCo”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) to report that pursuant to the terms of: (i) the Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, The Pepsi Bottling Group, Inc. (“PBG”) and Pepsi-Cola Metropolitan Bottling Company, Inc., a direct wholly-owned subsidiary of PepsiCo (“Metro”); and (ii) the Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, PepsiAmericas, Inc. (“PAS”) and Metro, PBG and PAS merged with and into Metro, with Metro continuing as the surviving corporation and a wholly owned subsidiary of PepsiCo (collectively, the “Mergers”). The Mergers closed and became effective on February 26, 2010. This Current Report on Form 8-K/A is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

We incorporate herein by reference:

•

the PBG audited consolidated financial statements as of December 26, 2009 and December 27, 2008 and for each of the years in the three-year period ended December 26, 2009, notes thereto, financial statement schedule and the Report of Independent Registered Public Accounting Firm included in PBG’s Annual Report on Form 10-K for its fiscal year ended December 26, 2009 filed with the SEC on February 22, 2010; and

•

the PAS audited consolidated financial statements as of January 2, 2010 and January 3, 2009 and for each of the years in the three-year period ended January 2, 2010, notes thereto, and the Report of Independent Registered Public Accounting Firm included in PAS’ Annual Report on Form 10-K for its fiscal year ended January 2, 2010 filed with the SEC on February 22, 2010.

(b)	Pro Forma Financial Information.

The required unaudited pro forma financial information with respect to the Mergers is filed as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: April 22, 2010	By:	/s/ Thomas H. Tamoney, Jr.
Name: Thomas H. Tamoney, Jr.
Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG LLP.

99.1	Unaudited Pro Forma Condensed Combined Financial Information.

4